SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2001

ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices) (Zip Code)

(813) 884-0000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial
SIGNATURES

Item 5. Other Events.

     Pursuant to an action brought by certain stockholders of Anchor Glass Container Corporation (the “Registrant”), on November 29, 2001 the Delaware Court of Chancery entered an order requiring the Registrant to hold an annual meeting of stockholders of the Registrant at which 15 directors, representing Class I, Class II and Class III directors, will be elected by the holders of the common stock of the Registrant. The annual meeting will be held on April 19, 2002, at the offices of the Registrant in Tampa, Florida, without adjournment or postponement absent further order of the Court of Chancery. The shares of stock represented at the annual meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such annual meeting, notwithstanding any provision of the Certificate of Incorporation or By-Laws of the Registrant to the contrary. Any and all restrictions contained in the Certificate of Incorporation or By-Laws of the Registrant on the ability of the stockholders to nominate and vote for any person that are inconsistent with the order of the Court of Chancery, including without limitation the nomination requirements in Section 2.9 of the By-Laws, shall not apply to the election of directors at this annual meeting and shall be replaced by the following procedures:

Nominations of persons for election as directors of the Registrant at the annual meeting may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any stockholder who is a stockholder of record entitled to vote at the annual meeting. Directors elected at the annual meeting to the first Class of directors will serve until the annual meeting of stockholders next ensuing, the second Class of directors one year thereafter, and the third Class of directors two years thereafter. Nominations for the election of directors at the annual meeting shall be made pursuant to timely notice in writing to the Secretary of the Registrant as set forth herein. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Registrant by the close of business on February 18, 2002 absent further order of the Court of Chancery. Such notice shall set forth (i) the name and business address of the stockholder of record making such nominations, and (ii) as to each person whom the stockholder of record proposes to nominate as a director:

(a)	the name, age and business address of such person,

(b)	the principal occupation or employment of such nominee,

(c)	the term of office of Class (first, second or third) for which the director has been nominated, and

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(d)	the signed consent of each nominee to serve as a director of the Registrant if so elected.

Any person nominated by, or at the direction of, the Board of Directors for election as a director at the annual meeting shall furnish to the Secretary of the Registrant and to counsel for the parties to the above referenced litigation and to any stockholder of record who has given notice of director nominations the same information as is required to be set forth in a stockholder’s notice of nomination. Ballots bearing the names of all the persons who have been nominated for election as directors at the meeting in accordance with procedures set forth herein will be provided for use at the meeting and will be provided to counsel for the parties to the above referenced litigation and to any stockholder who has made a nomination no later than 10 days prior to the annual meeting. To the extent that any purported nomination is received after February 18, 2002 or is otherwise deemed not to comply with the court order, the Secretary of the Registrant will so notify the nominating stockholder and counsel to the parties to the above referenced litigation within five business days of the receipt of any such nomination.

     The record date for determining those stockholders entitled to vote at the annual meeting is March 8, 2002. The Registrant will mail the notice to the stockholders of record entitled to vote at the annual meeting no later than March 20, 2002. In addition to the 15 directors to be elected at the annual meeting by the holders of common stock of the Registrant, the Registrant’s Series A Preferred stockholders will elect five non-classified directors at the annual meeting in accordance with the Certificate of Designations of such preferred stock and the Certificate of Incorporation of the Registrant. The Court of Chancery will retain jurisdiction pending completion of the annual meeting and any stockholder of record may petition for good cause shown to modify any provision of the Court of Chancery’s order.

Item 7. Financial Statements, Pro Forma Financial

Information and Exhibits.

(a)	Financial Statement of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

None.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Lawrence M. Murray Name: Lawrence M. Murray Title: Senior Vice President, Finance

Date: December 6, 2001

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